Exhibit 5.1

January 10, 2025

VAALCO Energy, Inc.

2500 CityWest Blvd., Suite 400

Houston, Texas, 77042

Re:	Registration Statement on Form S 3 filed with the U.S. Securities and Exchange Commission.

Ladies and Gentlemen:

We have acted as special counsel to VAALCO Energy, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Issuer with the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2025 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). As set forth in the Registration Statement and in the form of prospectus contained in the Registration Statement (the “Prospectus”), the Registration Statement and the Prospectus relate to the registration under the Securities Act of the following securities (the “Securities” and individually, a “Security”):

(i)             an indeterminate number of shares of common stock, par value $0.10 per share of the Issuer (such shares being referred to herein as “Common Shares”);

(ii)            an indeterminate number of shares of preferred stock, par value $25.00 per share of the Issuer (such shares being referred to herein as “Preferred Shares”);

(iii)           an indeterminate number of depositary shares representing fractional interests in shares of preferred stock, evidenced by depositary receipts (such depositary shares being referred to herein as “Depositary Shares” and such depositary receipts being referred to herein as “Depositary Receipts”);

(iv)           an indeterminate number of warrants to purchase Common Shares or Preferred Shares (such warrants being referred to herein as “Warrants”); and

(v)            an indeterminate number of units consisting of any combination of the Securities mentioned in the foregoing clauses (i) through (iv) (such units being referred to herein as “Units”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As described in the Prospectus:

(i)             the Registration Statement includes the registration of such indeterminate number of Common Shares and Preferred Shares as may be issued (a) upon conversion of or exchange for Preferred Shares that provide for conversion or exchange, (b) upon exercise of Warrants or (c) pursuant to the antidilution provisions of any of such Preferred Shares or Warrants;

VAALCO Energy, Inc.

January 10, 2025

(ii)            Warrants will be issued pursuant to a warrant agreement (a “Warrant Agreement”);

(iii)           Depositary Shares will be issued pursuant to a depositary agreement (a “Depositary Agreement”) and evidenced by receipts Depositary Receipts; and

(iv)           Units will be issued pursuant to a unit agreement (a “Unit Agreement”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the certificate of incorporation and bylaws of the Issuer, (b) the Registration Statement and the exhibits thereto, (c) the Prospectus and (d) such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto (other than the Issuer) to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below, we have also assumed that:

(i)             any Certificate of Designation in respect of Preferred Shares and the forms of certificates representing any Common Shares or Preferred Shares will be in conformity with the certificate of incorporation and bylaws of the Issuer and with applicable law;

(ii)            the consideration paid for any Common Shares or Preferred Shares will comply with Section 153(a) or (b) and the third sentence of Section 152, in each case, of the Delaware General Corporation Law or any respective successor provision;

(iii)           each of the agreements and instruments, that we opine constitutes a valid and legally binding obligation of the Issuer, will include a provision stating that such instrument shall be governed by the laws of the State of New York; and

(iv)           the form and terms of any Warrants or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Units and Warrants), the issuance, sale and delivery thereof by the Issuer, and the incurrence and performance by the Issuer of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement or Unit Agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the certificate of incorporation or bylaws or other organizational instrument of the Issuer, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

VAALCO Energy, Inc.

January 10, 2025

Our opinions in paragraphs 3,4 and 5 below are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Furthermore, insofar as the opinions expressed below pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

We have also assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a duly executed certificate for such Security or the receipt by The Depository Trust Company (or its agent or participant), on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a duly executed global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, and in accordance with the Registration Statement (including the Prospectus and the applicable supplement to the Prospectus).

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1.            Common Shares will be validly issued, fully paid and nonassessable, once (a) the Issuer shall have taken all necessary corporate action to authorize and approve the issuance of such Common Shares, the terms of the offering thereof and related matters, (b) the Issuer shall have issued and delivered such Common Shares (i) in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement in each case, approved by the board of directors of the Issuer, (ii) upon exercise of Warrants approved by the board of directors of the Issuer, in accordance with the terms of the applicable Warrants and Warrant Agreement or (iii) upon conversion or exchange of Preferred Shares, approved by the board of directors of the Issuer, in accordance with the terms of such convertible or exchangeable Preferred Shares and (c) the Issuer shall have received payment of the consideration for such Common Shares in an amount per Common Share not less than the par value thereof, as provided for in such definitive purchase, underwriting or similar agreement, in such Warrants and Warrant Agreement or in the terms of such convertible or exchangeable Preferred Shares.

VAALCO Energy, Inc.

January 10, 2025

2.            Preferred Shares will be validly issued, fully paid and nonassessable, once (a) the Issuer shall have taken all necessary corporate action to authorize and approve the issuance and terms of such Preferred Shares, the terms of the offering thereof and related matters, (b) the Certificate of Designation for such Preferred Shares shall have been duly filed with the Office of the Secretary of State of the State of Delaware, (c) the Issuer shall have issued and delivered such Preferred Shares (i) in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement in each case, approved by the board of directors of the Issuer, (ii) upon exercise of Warrants approved by the board of directors of the Issuer, in accordance with the terms of the applicable Warrants and Warrant Agreement or (iii) upon conversion or exchange of Preferred Shares, approved by the board of directors of the Issuer, in accordance with the terms of such convertible or exchangeable Preferred Shares and (d) the Issuer shall have received payment of the consideration for such Preferred Shares in an amount per Preferred Share not less than the par value thereof, as provided for in such definitive purchase, underwriting or similar agreement, in such Warrants and Warrant Agreement, in the terms of such convertible or exchangeable Preferred Shares or in the terms of such convertible or exchangeable Preferred Shares.

3.            Warrants will constitute valid and legally binding obligations of the Issuer, once (a) the Issuer has taken all necessary corporate action to authorize and approve (i) the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are issuable upon exercise of Warrants, (iii) the issuance and terms of any Preferred Shares that are issuable upon exercise of Warrants, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such Preferred Shares, (b) such Warrants and the Warrant Agreement governing such Warrants have been duly authorized and validly executed and delivered by the Issuer and the other parties thereto (if any) in compliance with all applicable laws and (c) such Warrants or certificates representing such Warrants have been (i) duly issued, registered and delivered in accordance with such Warrant Agreement and the applicable duly authorized definitive purchase, underwriting, or similar agreement approved by the board of directors of the Issuer and (ii) paid for and delivered in accordance with such applicable definitive purchase, underwriting, or similar agreement.

4.            Depositary Shares will be legally issued and will entitle their holders to the rights specified in the applicable Depositary Agreement and the Depositary Receipts, once (a) the Issuer shall have taken all necessary corporate action to authorize and approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (b) the actions referred to in paragraph 2 above with respect to the preferred stock underlying such Depositary Shares has been taken, and such preferred stock has been duly deposited with the Depositary under the applicable Depositary Agreement and (c) such Depositary Shares have been duly issued and delivered in accordance with the applicable Depositary Agreement, with Depositary Receipts representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement, against payment of the consideration for such Depositary Receipts provided for therein.

VAALCO Energy, Inc.

January 10, 2025

5.            Units will constitute valid and legally binding obligations of the Issuer, once (a) the Issuer has taken all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are a component of such Units, (iii) the issuance and terms of any Preferred Shares that are a component of such Units, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such Preferred Shares, (iv) the issuance and terms of any Warrants that are a component of such Units, and the execution and delivery of any related Warrant Agreement governing such Warrants and (v) the issuance and terms of any Depositary Shares that are a component of such Units, and the execution and delivery of any related Depositary Agreement governing such Depositary Shares and the execution and delivery of the Depositary Receipts representing such Depositary Shares, (b) such Units and the Unit Agreement governing such Units have been duly authorized and validly executed and delivered by the Issuer and the other parties thereto (if any) in compliance with all applicable laws and (c) such Units or certificates representing such Units have been (i) duly issued, registered and delivered in accordance with such Unit Agreement and the applicable duly authorized definitive purchase, underwriting, or similar agreement approved by the board of directors of the Issuer and (ii) paid for and delivered in accordance with such applicable definitive purchase, underwriting, or similar agreement.

We express no opinion other than as to the laws of the State of New York and the Delaware General Corporation Law.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP